UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2003

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

Registrant’s telephone number, including area code:

Item 9.  Regulation FD Disclosure.

                On November 10, 2003, Vertex Pharmaceuticals Incorporated issued a press release to report a decision by Aventis and Vertex to discontinue a Phase IIb clinical trial of the drug candidate pralnacasan in rheumatoid arthritis.  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.  Additionally, on November 10, 2003, Vertex issued a press release to report its selection of the drug candidate merimepodib for advanced clinical development as an oral treatment for Hepatitis C viral infection.  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 12.  Disclosure of Results of Operations and Financial Condition.

                On November 10, 2003, Vertex Pharmaceuticals Incorporated issued a press release to report the company’s financial results for the quarter ended September 30, 2003.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: November 10, 2003	/s/Ian F. Smith
Ian F. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed as part of this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of Vertex Pharmaceuticals Incorporated dated November 10, 2003 entitled “Aventis and Vertex Pharmaceuticals Discontinue Phase IIb Clinical Trials of Pralnacasan in Rheumatoid Arthritis.”
99.2	Press Release of Vertex Pharmaceuticals Incorporated dated November 10, 2003 entitled “Vertex Pharmaceuticals to Develop and Commercialize New Treatment for Hepatitis C Virus (HCV) Infection.”
99.3	Press Release of Vertex Pharmaceuticals Incorporated dated November 10, 2003 entitled “Vertex Pharmaceuticals Reports Third Quarter 2003 Financial Results.”